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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                             __________________________

                                      FORM T-1

                           STATEMENT OF ELIGIBILITY UNDER
                       THE TRUST INDENTURE ACT OF 1939 OF A
                      CORPORATION DESIGNATED TO ACT AS TRUSTEE
                Check if an Application to Determine Eligibility of
                     a Trustee Pursuant to Section 305(b)(2)___
              _______________________________________________________

                           U.S. BANK NATIONAL ASSOCIATION
                (Exact name of Trustee as specified in its charter)

   111 EAST WACKER DRIVE, SUITE 3000
          CHICAGO, ILLINOIS                            60601                       47-0417860
(Address of principal executive offices)             (Zip Code)             I.R.S. Employer Identification No.


                                 Steven E. Charles
                         111 East Wacker Drive, Suite 3000
                              Chicago, Illinois 60601
                              Telephone (312) 228-9418
             (Name, address and telephone number of agent for service)


                           TOYOTA AUTO RECEIVABLES TRUSTS
                      (ISSUER WITH RESPECT TO THE SECURITIES)
                    TOYOTA MOTOR CREDIT RECEIVABLES CORPORATION
               (Exact name of Registrant as specified in its charter)

                       CALIFORNIA                                                     33-036836
(State or other jurisdiction of incorporation or organization)             (I.R.S. Employer Identification No.)

19001 SOUTH WESTERN AVENUE
TORRANCE, CA                                                                            90509
(Address of Principal Executive Offices)                                             (Zip Code)


                              ASSET BACKED SECURITIES
                        (Title of the Indenture Securities)

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

                                     FORM T-1

ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

          a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.
                    Comptroller of the Currency
                    Washington, D.C.

          b)   WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.
                    Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.
          None

ITEMS 3-15     The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under other such Indentures.

ITEM 16. LIST OF EXHIBITS: LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION.

          1. A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 to Item 16 of Form T-1, Registration No. 333-30939*.

          2. A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 to Item 16 of Form T-1, Registration No. 333-30939.*

          3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to
               Exhibit 3 to Item 16 of Form T-1, Registration No. 333-30939.*

          4. A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 to Item 16 of Form T-1, Registration No. 333-30939*.

          5.   Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to
               Exhibit 6 of Form T-1, Registration No. 333-30939.*

          7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

          8.   Not applicable.

          9.   Not applicable.

     *See * at top of page 3.

     * Exhibits thus designated are incorporated herein by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 filed by the Trustee with the Securities and Exchange Commission with the specific references noted.



                                     SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 7th day of June, 1999.


                         U.S. BANK NATIONAL ASSOCIATION

                         By:  /s/ Steven E. Charles
                              --------------------------------------
                              Steven E. Charles
                              Vice President and Assistant Secretary

U.S. Bank National Association  Call Date: 03/31/1999  ST-BK: 27-4037  FFIEC 031
601 Second Avenue South                                                Page RC-1
Minneapolis, MN 55402           Vendor ID: D           CERT: 05134         11

Transit Number: 09100002

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                        C400 -
                                                   Dollar Amounts in Thousands
------------------------------------------------------------------------------



ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):                   RCFD
                                                                                               ----
    a. Noninterest-bearing balances and currency and coin (1)--------------------------------- 0081 ... 3,942,759     1.a
    b. Interest-bearing balances (2) --------------------------------------------------------- 0071 ...     4,943     1.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)----------------------------- 1754 ...         0     2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)--------------------------- 1773 ... 5,314,559     2.b
 3. Federal funds sold and securities purchased under agreements to resell-------------------- 1350 ...   370,296     3.
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income         RCFD
                                                        ----
       (from Schedule RC-C----------------------------- 2122 ...  57,331,504                           ..........     4.a
    b. LESS: Allowance for loan and lease losses------- 3123 ...     908,715                           ..........     4.b
    c. LESS: Allocated transfer risk reserve----------- 3128 ...           0                           ..........     4.c
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and 4.c)------------------------------------ 2125 ...56,422,789     4.d
 5. Trading assets (from Schedule RC-D)------------------------------------------------------- 3545 ...    35,476     5.
 6. Premises and fixed assets (including capitalized leases)---------------------------------- 2145 ...   523,403     6.
 7. Other real estate owned (from Schedule RC-M)---------------------------------------------- 2150 ...    12,307     7.
 8. Investments in unconsolidated subsidiaries and associated companies (from
    Schedule RC-M)---------------------------------------------------------------------------- 2130 ...   607,289     8.
 9. Customers' liability to this bank on acceptances outstanding------------------------------ 2155 ...   151,523     9.
10. Intangible assets (from Schedule RC-M)---------------------------------------------------- 2143 ... 1,372,912     10.
11. Other assets (from Schedule RC-F)--------------------------------------------------------- 2160 ... 1,022,769     11.
12. Total assets (sum of items 1 through 11)-------------------------------------------------- 2170 ...69,781,025     12.


--------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

U.S. Bank National Association  Call Date: 03/31/1999  ST-BK: 27-4037  FFIEC 031
601 Second Avenue South                                                Page RC-2
Minneapolis, MN 55402           Vendor ID: D           CERT: 05134         12

Transit Number: 09100002

Schedule RC - Continued
                                                   Dollar Amounts in Thousands
------------------------------------------------------------------------------



LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of                                                   RCON
                                                                                               ----
       columns A and C from Schedule RC-E, part 1)-------------------------------------------- 2200 ...47,663,334     13.a
                                                        RCON
                                                        ----
       (1) Noninterest-bearing (1) -------------------- 6631 ...  12,125,661                           ..........     13.a.1
       (2) Interest-bearing --------------------------- 6636 ...  35,537,673                           ..........     13.a.2
                                                                                               RCFN
                                                                                               ----
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
       Schedule RC-E, part II) --------------------------------------------------------------- 2200 ...   722,006     13.b
                                                        RCFN
                                                        ----
       (1) Noninterest-bearing ------------------------ 6631 ...           0                           ..........     13.b.1
       (2) Interest-bearing --------------------------- 6636 ...     722,006                           ..........     13.b.2
                                                                                               RCFD
                                                                                               ----
14. Federal funds purchased and securities sold under agreements to repurchase---------------- 2800 ... 2,878,456     14.
                                                                                               RCON
                                                                                               ----
15. a. Demand notes issued to the U.S. Treasury----------------------------------------------- 2840 ...   413,496     15.a
    b. Trading liabilities (from Schedule RC-D)----------------------------------------------- 3548 ...    28,855     15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized (leases):
    a. With a remaining maturity of one year or less------------------------------------------ 2332 ... 2,523,298     16.a
    b. With a remaining maturity of more than one year through three years-------------------- A547 ... 3,002,461     16.b
    c. With a remaining maturity of more than three years------------------------------------- A548 ... 2,797,592     16.c
17. No applicable.
18. Bank's liability on acceptances executed and outstanding---------------------------------- 2920 ...   151,523     18.
19. Subordinated notes and debentures (2)----------------------------------------------------- 3200 ... 2,427,450     19.
20. Other liabilities (from Schedule RC-G)---------------------------------------------------- 2930 ...   983,961     20.
21. Total liabilities (sum of items 13 through 20)-------------------------------------------- 2948 ...63,592,432     21.
22. Not applicable.

EQUITY CAPITAL
                                                                                               RCFD
                                                                                               ----
23. Perpetual preferred stock and related surplus--------------------------------------------- 3838 ...         0     23.
24. Common stock------------------------------------------------------------------------------ 3230 ...   310,004     24.
25. Surplus (exclude all surplus related to preferred stock)---------------------------------- 3839 ... 2,857,896     25.
26. a. Undivided profits and capital reserves------------------------------------------------- 3632 ... 2,975,597     26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities----------------- 8434 ...    45,096     26.b
    c. Accumulated net gains (losses) on cash flow hedges------------------------------------- 4336 ...         0     26.c
27. Cumulative foreign currency translation adjustments--------------------------------------- 3284 ...         0     27.
28. Total equity capital (sum of items 23 through 27)----------------------------------------- 3210 ... 6,188,593     28.
29. Total liabilities and equity capital (sum of items 21 and 28)----------------------------- 3300 ...69,781,025     29.

Memorandum
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best describes     RCFD    Number
    the most comprehensive level of auditing work performed for the bank by independent        ----    ------
    external auditors as of any date during 1998---------------------------------------------- 6724 ...         2     M.I


 1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
 2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
 3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
 4 = Directors' examination of the bank performed by other external auditors
     (may be required by state chartering authority)
 5 = Review of the bank's financial statements by external auditors
 6 = Compilation of the bank's financial statements by external auditors
 7 = Other audit procedures (excluding tax preparation work)
 8 = No external audit work

---------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.